UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
August 27, 2020

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, Frank Baker, a member of the Board of Directors of Plantronics, Inc. (the “Company”), resigned from the Board, effective immediately, pursuant to the terms of the Stockholder Agreement dated July 2, 2018 between the Company and Triangle Private Holdings II, LLC (“Siris”), as amended February 10, 2020 (the “Stockholder Agreement”). Mr. Baker had been appointed to the Board pursuant to the Stockholder Agreement. On August 27, 2020, Siris sold approximately 4.1 million of the 7.1 million shares of the Company’s common stock that Siris owned before the sale. Pursuant to the terms of the Stockholder Agreement, as a result of the sale by Siris of these shares, Siris was obligated to cause Mr. Baker to resign from the Board, and accordingly, Mr. Baker submitted his resignation. Mr. Baker did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Daniel Moloney, also a member of the Board, had also been appointed to the Board pursuant to the Stockholder Agreement. Pursuant to the terms of the Stockholder Agreement, as a result of the sale of the shares by Siris, Siris was also obligated to cause Mr. Moloney to resign from the Board. However, the Company waived the resignation requirement with respect to Mr. Moloney, and Mr. Moloney will remain on the Board at the request of the Board and he will no longer be considered a “Siris Director” for purposes of the Stockholder Agreement.

A copy of the press release regarding these matters is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. on August 27, 2020, entitled "Siris Capital Partially Exits its Investment in Poly"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2020	PLANTRONICS, INC.

		By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer